Exhibit 10.12
IRREVOCABLE PROXY AGREEMENT
This Irrevocable Proxy Agreement (this “Proxy Agreement”) is made and entered into as of October 6, 2025, by and among Anthropic, PBC, a Delaware public benefit corporation (the “Corporation”), Daffy Charitable Fund, a Delaware nonstock corporation (“Stockholder”) and the Chief Executive Officer of the Corporation unless otherwise designated by the Board of Directors (the “Board”), provided, for the avoidance of doubt, that any such individual designated by the Board is an officer or director of the Corporation who is then providing services (“Proxyholder”). The Proxyholder and the Stockholder are sometimes referred to herein collectively as the “Parties” and individually as a “Party”. The recitals and any attachments hereto are incorporated herein by this reference.
RECITALS
WHEREAS, as used herein, “Shares” means any securities of the Corporation, including, without limitation, all shares of Common Stock, Class T Common Stock and Preferred Stock of the Corporation, by whatever name called, now owned or subsequently acquired by Stockholder, however acquired, whether through donations, issuances, stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise; provided that any securities of the Corporation received by Stockholder as a result of a stock transfer or donation by the Corporation’s Chief Executive Officer or any of his family members or affiliates (such securities, “Excluded Shares”) will not be considered Shares for the purposes of this Proxy Agreement;
WHEREAS, the Corporation and Stockholder have entered into a Master Donation Agreement dated as of September 10, 2025 pursuant to which Stockholder may from time to time receive donations of shares from one or more stockholders of the Corporation and or direct issuances of shares from the Corporation (as amended and/or restated from time to time, the “Master Agreement”);
WHEREAS, Stockholder has entered into that certain Amended and Restated Voting Agreement, dated as of August 29, 2025, by and among the Corporation, Stockholder and the other parties thereto (as amended and/or restated from time to time, the “Voting Agreement”); and
WHEREAS, Stockholder has agreed to enter into this Proxy Agreement as a condition to, and in consideration of, the rights and obligations of the Stockholder and the Corporation under the Master Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the Parties agree as follows:
ARTICLE 1 IRREVOCABLE PROXY
1.1Scope of Proxy.
1.1.1Stockholder agrees that the Proxyholder shall have the sole right to vote the Shares, as the Proxyholder determines in his or her sole and absolute discretion (including for any reason or no reason), on all matters submitted to a vote of stockholders of the Corporation at a meeting of stockholders or through any action by consent of stockholders (whether of any particular stockholder(s), any individual class or series of stock, of multiple classes or series of stock voting together and whether sought on contractual matters or on consents or votes of the stockholders); provided that, as and when

Proxyholder provides (or abstains from providing) any vote or consent with respect to any shares of capital stock in the Corporation that are held by one or more affiliates of the Proxyholder (the “Proxyholder Affiliate Shares”), Proxyholder (or any Designee (as defined below)) shall treat the Shares as it treats the Proxyholder Affiliate Shares of the same class and/or series of capital stock.
1.1.2Stockholder further agrees that, unless the Proxyholder provides explicit written instruction to vote the Shares under this Proxy Agreement or the Proxyholder provides explicit written notice that Stockholder shall be permitted by the Proxyholder to vote in a manner other than as the Proxyholder instructs, Stockholder shall abstain from voting any of the Shares (in person, by proxy or by action by written consent, as applicable) on any matter submitted to a vote of stockholders of the Corporation (whether of any individual class or series of stock, of multiple classes or series of stock voting together and whether sought on contractual matters or on consents or votes of the stockholders).
1.1.3To secure the Proxyholder’s rights to vote the Shares and to otherwise comply with the terms hereof, Stockholder irrevocably appoints the Proxyholder and each of his or her designees (the Proxyholder and each such officer or other designee, a “Designee”) as such Stockholder’s true and lawful proxy and attorney-in-fact, each with the power to act alone and with full power of substitution and re-substitution, to vote or act by written consent with respect to all of the Shares as the Proxyholder or any such Designee determines in their sole and absolute discretion (including for any reason or no reason) subject to any other applicable provisions set forth in this Proxy Agreement, and to execute all appropriate instruments and other documents consistent with this Proxy Agreement on behalf of Stockholder, to execute and deliver on behalf of Stockholder all agreements to be entered into by Stockholder in connection with or related to its ownership of the Shares or any transaction related to the Shares or the Corporation, including without limitation amendments, restatements or waivers with respect to the Voting Agreement and the agreements and other documents contemplated by Section 2.12 of the Voting Agreement. Stockholder agrees and acknowledges that any document executed by the Proxyholder or any other Designee on behalf of Stockholder pursuant to this Proxy Agreement shall be binding and enforceable against Stockholder. Stockholder and Proxyholder each agree and acknowledge that (i) the Corporation shall have the exclusive authority to determine whether a document has been duly executed by the Proxyholder or any other Designee and any such determination shall be binding and conclusive and (ii) the Corporation may rely to its detriment on the enforceability of documents executed by the Proxyholder or any other Designee pursuant to this Proxy Agreement in proceeding with transactions and in making representations to third parties in connection therewith.
1.1.4The proxy and power granted by Stockholder pursuant to this Section 1.1 (together, the “Proxy”) are coupled with an interest and are given to secure the performance of each Party’s duties under this Proxy Agreement. The Proxy will be irrevocable for the term hereof. Except for termination in connection with any event described in Section 3.1 below, the Proxy will survive indefinitely and not be subject to any limitation of time (and, for the avoidance of doubt, shall remain effective following three years from the date of this Proxy Agreement) and will continue in force beyond any other events, including but not limited to the Corporation’s initial public offering, any merger, consolidation, conversion, division, domestication, reorganization or other similar transaction of or with respect to Stockholder or any other entity holding the Shares. This Proxy Agreement and the Proxy granted hereby shall not terminate by operation of law, bankruptcy, insolvency, dissolution, death or incapacity of Stockholder and shall be binding on all heirs, successors and assigns of Stockholder and, unless terminated pursuant to Section 3.1 below, shall be binding on any subsequent holder of the Shares (regardless of whether such holder acquires the Shares by operation or law or other means). The power of attorney granted herein is a durable power of attorney and shall survive the bankruptcy, insolvency, dissolution, death or incapacity of Stockholder.

1.1.5Notwithstanding the foregoing or anything to the contrary contained herein, each of Proxyholder and Stockholder agrees and acknowledges that it is bound by the Voting Agreement and, to the extent that any provision of this Section 1 or any other section of this Proxy Agreement conflicts with the Voting Agreement, the Voting Agreement (including without limitation Section 2.5 thereof and any proxies given with respect thereto) shall govern any such matter. The Proxyholder and Designees shall be bound by the Voting Agreement and, with respect to any matter to which the Voting Agreement applies, shall vote and otherwise act with respect to the Shares as required under the Voting Agreement. Notwithstanding anything herein to the contrary, the proxyholder(s) (and their substitutes) designated pursuant to the Voting Agreement shall continue to hold all authority and powers delegated to them under the Voting Agreement (including without limitation the power to vote and execute written consents with respect to the Shares) and such proxyholder(s) (and their substitutes) may exercise any and all such authority and powers without any notification and/or prior action by the Proxyholder or Stockholder other than as may be required by the Voting Agreement.
1.1.6Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares (except with respect to any proxy granted pursuant to the Voting Agreement, including without limitation Section 2.5 thereof) and shall not hereafter, unless and until this Proxy Agreement terminates or expires pursuant to the terms hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Proxy Agreement, the Master Agreement and the Voting Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares.
1.1.7Notwithstanding the foregoing, this Proxy shall not apply in the event that the Corporation solicits a vote of its stockholders under Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and the Proxyholder is a disqualified individual with respect to such transaction.
1.2Additional Shares. In the event of any issuance of shares of any type of capital stock or other securities of the Corporation hereafter to Stockholder (including, without limitation, pursuant to or in connection with any stock split or combination, stock dividend, reclassification, conversion, recapitalization, reorganization, or the like, other than on or with respect to Excluded Shares), or the acquisition (by any means) of any other shares of any type of capital stock or other securities of the Corporation (other than Excluded Shares) by Stockholder from any other person (“Additional Shares”), such Additional Shares shall (i) automatically be deemed to be included in the Shares and become subject to this Proxy Agreement and (ii) be endorsed with the legend set forth in Section 2.1.
1.3Covenant to Vote. In the event the Proxy is found to be deficient, invalid, unenforceable or inapplicable to any Matter for any reason, Stockholder shall vote, or cause to be voted, all Shares (including all Additional Shares) owned by such Stockholder, or over which Stockholder has voting control, from time to time and at all times, in the manner designated by the Proxyholder (including in whatever manner as shall be necessary to vote to approve any Matter that has been approved by the Proxyholder and to vote against any Matter that the Proxyholder has instructed the Stockholder to vote against), and to execute such agreements and such instruments and take such other actions reasonably necessary to effectuate such vote for or against any Matter or to consummate any Matter approved by the Proxyholder, including without limitation amendments, restatements or waivers with respect to the Voting Agreement and the agreements and other documents contemplated by Section 2.12 of the Voting Agreement. Subject to the restrictions set forth in Section 1.1.7, “Matter”, as used herein, means any matter, act or transaction submitted to a vote of stockholders of the Corporation at a meeting of stockholders or through the proposed (by any person) action by consent of stockholders (whether of any individual class of stock or of multiple classes of stock voting together) and shall include, without limitation, the following (which are presented here solely by way of example):
1.3.1any amendment or restatement of the Amended and Restated Certificate of Incorporation of the Corporation (as may be amended or restated from time to time, the “Restated Certificate”);
1.3.2any amendment or restatement of the Bylaws;
1.3.3any Liquidation Transaction (as defined in the Restated Certificate);
1.3.4any matter, act or transaction requiring a stockholder vote for its authorization, adoption or approval under the Delaware General Corporation Law or other applicable law, the Restated Certificate or the Voting Agreement; and
1.3.5any election or removal of directors.
ARTICLE 2 ENDORSEMENT OF SHARES
2.1Legend. The Corporation shall cause each certificate representing the Shares to bear the following legend, in addition to any other legends required by the Corporation’s formation and governance documents:
“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRREVOCABLE PROXY AGREEMENT BETWEEN THE HOLDER OF THESE SHARES, ANTHROPIC, PBC, A DELAWARE PUBLIC BENEFIT CORPORATION (THE “CORPORATION”), AND CERTAIN OTHER PARTIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. THE IRREVOCABLE PROXY AGREEMENT INCLUDES PROVISIONS POTENTIALLY RESTRICTING THE STOCKHOLDER’S RIGHT TO VOTE ITS ENTIRE INTEREST IN THE SHARES EVIDENCED HEREBY, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID IRREVOCABLE PROXY AGREEMENT.”
ARTICLE 3 MISCELLANEOUS
3.1Termination. Notwithstanding any provision of this Proxy Agreement to the contrary, this Proxy Agreement shall terminate upon earlier of (i) the termination of the Master Agreement; and (ii) any sale, transfer, assignment or disposition of Stockholder’s Shares in compliance with any and all restrictions on transfer that may apply from time to time pursuant to other agreements to which Stockholder is a party (including without limitation any “market stand-off” or similar restrictions) and applicable restrictions under the Company’s Bylaws. Prior to such termination, this Proxy Agreement, and the Proxy granted herein, shall remain in effect and may be exercised by the Proxyholder and/or the Designees.
3.2Notice to Corporation. In the event that this Proxy Agreement is amended, terminated or purported to be revoked by any person, Proxyholder and Stockholder agree to notify the Corporation of such amendment, termination or purported revocation promptly, and not less than three business days prior to the effectiveness of such amendment, termination, or purported revocation (provided, for the avoidance of doubt, that this Section 3.2 shall not be construed to provide any right to amend, terminate or revoke this Proxy Agreement, which is irrevocable and may only be amended or terminated in accordance with, respectively, Sections 3.6 and 3.1 of this Proxy Agreement).
3.3Specific Performance. The parties hereto agree and understand that monetary damages would not adequately compensate an injured party for the breach of this Proxy Agreement by any Party, that this Proxy Agreement shall be specifically enforceable, and that any breach or threatened breach of this Proxy Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.
3.4Governing Law; Forum.
3.4.1This Proxy Agreement and its validity, construction and performance shall be governed by the laws of the State of Delaware, without giving effect to conflict of law principles.
3.4.2In addition, each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Proxy Agreement or any of the transactions contemplated by this Proxy Agreement, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Proxy Agreement or any of the transactions contemplated by this Proxy Agreement in any court other than the Court of Chancery or other courts of the State of Delaware, and (iv) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of the above-named courts, that his, her or its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Proxy Agreement or the subject matter hereof may not be enforced in or by such court.
3.5Severability. If a court of competent jurisdiction finds any provision of this Proxy Agreement to be invalid or unenforceable as to any person or circumstance, such findings shall not render that provision invalid or unenforceable as to any other persons or circumstances, and shall not impact the validity or enforceability of the remaining portions of this Proxy Agreement. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; provided that if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Proxy Agreement in all other respects shall remain valid and enforceable.
3.6Modification and Integration. This Proxy Agreement may not be changed, modified, amended or waived in any way except in writing, signed by the Party or Parties to be charged as well as the Corporation. This Proxy Agreement sets forth the entire agreement and understanding of the Parties as to its subject matter, and merges and supersedes all prior discussions, agreements, and understandings of every kind and nature with respect to the subject matter hereof. The section headings are for convenience only and shall not affect the meaning or effect of any provision. Notwithstanding the foregoing, (a) in the event of any conflict between this Proxy Agreement and the Voting Agreement, the provisions of the Voting Agreement will control and supersede the terms of this Proxy Agreement and (b) in the event of any conflict between this Proxy Agreement and the Bylaws, the provisions of the Bylaws will control and supersede the terms of this Proxy Agreement.

3.7No Other Assignment or Transfer of Proxy. The rights granted by Stockholder to the Proxyholder pursuant to this Proxy Agreement may not be assigned or transferred by the Proxyholder without the express written consent of Stockholder and the express written consent of the Corporation.
3.8Further Assurances. Stockholder shall execute such documents and instruments and take such further actions as may be reasonably required or desirable to carry out the provisions of this Proxy Agreement. From time to time, at the Proxyholder’s request, Stockholder shall execute, acknowledge and deliver to the Proxyholder such other instruments and will take such other actions and execute and deliver such other documents, certifications and further assurances as the Proxyholder may reasonably require in order to vest more effectively in the Proxyholder all voting power in and to the Shares.
3.9Counterparts. This Proxy Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
3.10Acknowledgement. Stockholder acknowledges that Stockholder has read, reviewed and understood the terms hereof, and has had the opportunity to be advised by legal counsel of the significance of same.
3.11Rights of Corporation. The Corporation is a party to this Proxy Agreement solely for purposes of Sections 2.1, 3.1, 3.2, 3.6 and 3.7; provided, however, that nothing in this Section 3.10 shall in any way limit the Corporation’s right to claim any benefits inuring to it under any other sections of this Proxy Agreement and the Corporation shall be an express third party beneficiary of this Proxy Agreement with respect to all such sections.
(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have executed this Irrevocable Proxy Agreement as of the date first above written.

PROXYHOLDER:	STOCKHOLDER:

DARIO AMODEI	DAFFY CHARITABLE FUND

/s/ Dario Amodei	By:	/s/ Adam Nash

Name: Adam Nash
Address: 548 Market St, PMB 90375 San Francisco, California 94104-5401	Title: President

Email: [***]	Address: [***]

Email: [***]

CORPORATION:

ANTHROPIC, PBC

By:	/s/ Dario Amodei

Name: Dario Amodei

Title: Chief Executive Officer

Address: 548 Market St, PMB 90375 San Francisco, California 94104-5401

Email: [***]